UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2013

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information in Item 5.02(e) below is hereby incorporated by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Upon the effectiveness of Mr. O’Connell’s Employment Agreement described below under Item 5.02(e), the Executive Employment and Severance Agreement entered into as of November 4, 2010 between Mr. O’Connell and Imperial Holdings, LLC will terminate.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 30, 2013, Imperial Holdings, Inc. (the “Company”) entered into Employment Agreements with Richard O’Connell, Jr., Miriam Martinez and Michael Altschuler, each a named executive officer (“NEO”) of the Company. Each Employment Agreement is effective January 1, 2014 and, subject to earlier termination as provided therein, has an initial term of three years with one year renewal periods thereafter unless either party to an Employment Agreement provides a non-renewal notice at least 60 days prior to the end of the applicable term.

The Employment Agreements provide for the following initial base salary and target bonuses payable at the discretion of the Company’s board of directors:

Named Executive Officer:	Initial Base Salary:	Minimum Target Bonus:	Maximum Target Bonus:
Richard O’Connell, Jr.	$335,000	40% of Base Salary	80% of Base Salary
Miriam Martinez	$298,000	40% of Base Salary	80% of Base Salary
Michael Altschuler	$287,000	40% of Base Salary	80% of Base Salary

Each NEO will also be eligible to participate in the Company’s long-term incentive plan.

Under the Employment Agreements, upon termination of employment by the Company without cause or by the NEO for good reason, in addition to accrued benefits, the applicable NEO will be entitled to receive a pro-rated portion of the bonus for the year in which the NEO was terminated and a severance payment equal to one year of that NEO’s base salary. Following a change of control, upon termination of employment by the Company without cause or by the NEO for good reason, in addition to accrued benefits, the applicable NEO will be entitled to receive a lump-sum severance payment consisting of the pro-rated portion of the bonus for the year in which the NEO was terminated and two-times that NEO’s base salary. In either case, unless the NEO is entitled to receive coverage from a new employer, the NEO will be reimbursed for the cost of continuation coverage of group health insurance for a maximum of twelve (12) months. The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement, dated as of December 30, 2013 and effective as of January 1, 2014, by and between Imperial Holdings, Inc. and Richard O’Connell, Jr.

Exhibit 10.2	Employment Agreement, dated as of December 30, 2013 and effective as of January 1, 2014, by and between Imperial Holdings, Inc. and Miriam Martinez.

Exhibit 10.3	Employment Agreement, dated as of December 30, 2013 and effective as of January 1, 2014, by and between Imperial Holdings, Inc. and Michael Altschuler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2013

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 30, 2013 and effective as of January 1, 2014, by and between Imperial Holdings, Inc. and Richard O’Connell, Jr.

10.2	Employment Agreement, dated as of December 30, 2013 and effective as of January 1, 2014, by and between Imperial Holdings, Inc. and Miriam Martinez.

10.3	Employment Agreement, dated as of December 30, 2013 and effective as of January 1, 2014, by and between Imperial Holdings, Inc. and Michael Altschuler.